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                                                                    Exhibit 23.5




                   Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4 No. 333-_____) and related Prospectus of Sun International Hotels Limited and Sun International North America, Inc. for the registration of 9% Exchange Senior Subordinated Notes due 2007 and to the incorporation by reference therein of our report dated February 14, 1997, except for Note 18, as to which the date is March 17, 1997, with respect to the consolidated financial statements and schedule of Sun International North America, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






                                            /s/ Ernst & Young LLP
                                            -----------------------------------
                                            Ernst & Young LLP


Philadelphia, Pennsylvania
March 20, 1997